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Exhibit 5.1

[LETTERHEAD OF SHEARMAN & STERLING (LONDON) LLP]

March 25, 2008

The Board of Directors
Nokia Corporation
Keilalahdentie 4
P.O. Box 226
FI-00045 Nokia Group
Espoo
Finland

Nokia Corporation

Ladies and Gentlemen:

        We are acting as U.S. counsel for Nokia Corporation, a public limited liability company incorporated under the laws of the Republic of Finland (the "Company"), in connection with the automatic shelf registration statement on Form F-3 (such registration statement, including the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of debt securities (the "Debt Securities"), as described in the prospectus forming a part of the Registration Statement (the "Prospectus") and as shall be designated by the Company at the time of the applicable offering.

        The Debt Securities will be issued in one or more series pursuant to an indenture (the "Indenture") to be entered into between the Company and a trustee to be identified later (the "Trustee"), a form of which is filed as an exhibit to the Registration Statement.

        In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the form of the Indenture, the Registration Statement, the Prospectus and the articles of association of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.

        We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that the Indenture is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms. We also have assumed that the execution, delivery and performance by the Company of the Indenture will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the articles of association of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect. We have also assumed that any terms of the Debt Securities that are not specified in the Indenture will comply with applicable law and will be valid, binding and enforceable.

        Our opinion set forth below is limited to the law of the State of New York and we do not express any opinion herein concerning any other law.

        Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

          1.     The Indenture, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.     When (i) the Indenture has been duly executed and delivered by the Company, (ii) the final terms of the Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of the Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

        We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ SHEARMAN & STERLING (LONDON) LLP

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  Exhibit 5.1